CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm in the Post-Effective Amendment # 739/741 to the Registration Statement on Form N-1A of Advisors Series Trust and to the use of our report dated August 29, 2016 on the financial statements and financial highlights of Davidson Multi-Cap Equity Fund, a series of Advisors Series Trust.   Such financial statements and financial highlights appear in the 2016 Annual Report to Shareholders which is incorporated by reference into the Statement of Additional Information.

TAIT, WELLER & BAKER LLP

Philadelphia, Pennsylvania
October 21, 2016

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm in the Post-Effective Amendment # 739/741 to the Registration Statement on Form N-1A of Advisors Series Trust with respect to the filing of the Prospectus and Statement of Additional Information for the Davidson Intermediate Fixed Income Fund, a series of Advisors Series Trust.

/s/TAIT, WELLER & BAKER LLP

Philadelphia, Pennsylvania
October 21, 2016

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm in the Post-Effective Amendment # 739/741 to the Registration Statement on Form N-1A of Advisors Series Trust with respect to the filing of the Prospectus and Statement of Additional Information for the Davidson Equity Income Fund, a series of Advisors Series Trust.

/s/TAIT, WELLER & BAKER LLP

Philadelphia, Pennsylvania
October 21, 2016